UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW Suite 150, Atlanta, GA	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 24, 2016, New Market Properties, LLC ("New Market"), a wholly-owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), entered into Agreements of Sale and Purchase (as the same may be modified or amended, the "Purchase Contracts") with each of HR Venture Properties I LLC, HR Parkland LLC, HR Thompson Bridge LLC and HR Heritage Station LLC (collectively the "Sellers"), each of which is a wholly-owned subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT"), to acquire a portfolio consisting of eight grocery-anchored shopping centers located in four states in the southeastern United States (the "Grocery-Anchored Portfolio"). Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximate 96.4% interest in, PAC-OP.

The Grocery-Anchored Portfolio consists of the following properties: (1) Thompson Bridge Commons, a grocery-anchored shopping center on approximately 11.2 acres in Gainesville, Georgia ("Thompson Bridge"); (2) Cherokee Plaza, a grocery-anchored shopping center on approximately 7.7 acres in Atlanta, Georgia ("Cherokee Plaza"); (3) Sandy Plains Exchange, a grocery-anchored shopping center on approximately 10.4 acres in the Atlanta, Georgia area ("Sandy Plains"); (4) Shoppes of Parkland, a grocery-anchored shopping center on approximately 20.4 acres in Parkland, Florida near Miami, Florida ("Parkland"); (5) University Palms, a grocery-anchored shopping center on approximately 11.7 acres in Oviedo, Florida near Orlando, Florida ("University Palms"); (6) Heritage Station, a grocery-anchored shopping center on approximately 9.0 acres in Wake Forest, North Carolina ("Heritage Station"); (7) Oak Park Village, a grocery-anchored shopping center on approximately 4.8 acres in San Antonio, Texas ("Oak Park Village"); and (8) Champions Village, a grocery-anchored shopping center on approximately 31.9 acres in Houston, Texas ("Champions Village", and together with Thompson Bridge, Cherokee Plaza, Sandy Plains, Parkland, University Palms, Heritage Station and Oak Park Village, each an "Acquired Property" and collectively, the "Acquired Properties"). New Market intends to assign the right to purchase each of the Acquired Properties to a separate, indirect, wholly-owned subsidiary of New Market for each Acquired Property.

Hines REIT has the option to exclude from the sale of the Grocery-Anchored Portfolio the Champions Village property at any time prior to September 22, 2016. The aggregate net contract sales price for the Grocery-Anchored Portfolio is approximately $209.1 million in aggregate, exclusive of acquisition-related and financing-related transaction costs. If Hines REIT exercises its right to exclude the Champions Village property from the transaction, then the aggregate net contract sales price of the Grocery-Anchored Portfolio will decrease to reflect the exclusion of that property. The Company expects the closing of the Grocery-Anchored Portfolio, excluding Champions Village, to occur in August 2016, subject to a number of standard closing conditions. However, the closing date can be extended under certain circumstances by an additional 30 days by either party to the Purchase Contracts. Further, should Hines REIT not exercise its option to exclude Champions Village from the sale of the Grocery-Anchored Portfolio to New Market, we would expect to close the sale of Champions Village later in 2016, upon the satisfaction of customary closing conditions.

The material terms of the Purchase Contracts provide for: (i) an examination period that expired on July 14, 2016,; (ii) an aggregate earnest money deposit of $10.0 million due within two business day of executing the Purchase Contracts (the "Initial Deposit"); (iii) an additional earnest money deposit of an aggregate of $7.5 million due July 12, 2016 for the Acquired Properties other than Champions Village and Oak Park Village; (iv) an additional earnest money deposit of an aggregate of $2.5 million due July 18, 2016 for Champions Village and Oak Park Village; and (v) a closing date anticipated to occur in early August 2016 for the Acquired Properties other than Champions Village, with Champions Village closing sixty days following the earlier of September 22, 2016 or the date Hines REIT waives its termination right regarding Champions Village, both subject to the satisfaction of customary conditions to closing by the parties, unless the parties mutually agree otherwise. The Purchase Contracts also contain additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. Although the Company believes these acquisitions are probable, there can be no assurance that the acquisitions will be consummated.

Thompson Bridge

Thompson Bridge contains approximately 92,600 rentable square feet and is 97.3% leased to thirteen tenants. One tenant, The Kroger Co. (NYSE: KR) ("Kroger"), represents approximately 76.0% of the rentable square feet and 63.5% of the annualized rental income of the property. The lease to Kroger contains approximately 70,300 rentable square feet, was recast in 2008 with a 20-year term and expires in 2028. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.8 million.

There is currently one other shopping center in the area that we believe is primarily competitive with Thompson Bridge and one other shopping center that we believe is secondarily competitive with Thompson Bridge. Property taxes paid on Thompson Bridge for 2015 were approximately $0.1 million. Thompson Bridge was subject to a 2015 tax rate of approximately 2.7% of its assessed value of approximately $3.8 million.

Cherokee Plaza

Cherokee Plaza contains approximately 102,900 rentable square feet and is 100% leased to eight tenants. One tenant, Kroger, represents approximately 79.4% of the rentable square feet and 65.7% of the annualized rental income of the property. The lease to Kroger contains approximately 81,700 rentable square feet, commenced in 2012, has a 20-year term and expires in 2032. The lease contains eight renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $1.4 million.

There are currently three other shopping centers in the area that we believe are primarily competitive with Cherokee Plaza. Property taxes paid on Cherokee Plaza for 2015 were approximately $0.2 million. Cherokee Plaza was subject to a 2015 tax rate of approximately 4.1% of its assessed value of approximately $4.0 million.

Sandy Plains

Sandy Plains contains approximately 72,800 rentable square feet and is 98.4% leased to fourteen tenants. One tenant, Publix Super Markets, Inc. ("Publix"), represents approximately 60.8% of the rentable square feet and 44.0% of the annualized rental income of the property. The lease to Publix contains approximately 44,200 rentable square feet, commenced in 1999, has a 20-year term and expires in 2019. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.4 million.

There are currently three other shopping centers and grocery stores in the area that we believe are primarily competitive with Sandy Plains. Property taxes paid on Sandy Plains for 2015 were approximately $0.2 million. Sandy Plains was subject to a 2015 tax rate of approximately 3.2% of its assessed value of approximately $4.9 million.

Parkland

Parkland contains approximately 145,700 rentable square feet and is 95.0% leased to twelve tenants. One tenant, BJ's Wholesale Club ("BJ's"), represents approximately 74.5% of the rentable square feet and 62.8% of the annualized rental income of the property. The lease to BJ's contains approximately 108,000 rentable square feet, commenced in 2000, has a 20-year term and expires in 2021. The lease contains four renewal options of five years each. The lease contains no rental escalations during the initial term. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $1.1 million.

There are currently four other shopping centers in the area that we believe are competitive with Parkland. Property taxes paid on Parkland for 2015 were approximately $0.4 million. Parkand was subject to a 2015 tax rate of approximately 2.3% of its assessed value of approximately $17.4 million.

University Palms

University Palms contains approximately 99,200 rentable square feet and is 98.4% leased to sixteen tenants. One tenant, Publix, represents approximately 56.5% of the rentable square feet and 32.3% of the annualized rental income of the property. The lease to Publix contains approximately 56,100 rentable square feet, commenced in 1993, has a 25-year term and expires in 2018. The lease contains three renewal options of five years each. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, utilities and insurance subject to certain exceptions and pays its share of property taxes directly. The annualized base rental income for the initial lease term is approximately $0.4 million.

There are currently two other shopping centers in the area that we believe are primarily competitive with University Palms. Property taxes paid on University Palms for 2015 were approximately $0.2 million.

University Palms was subject to a 2015 tax rate of approximately 1.5% of its assessed value of approximately $10.7 million.

Heritage Station

Heritage contains approximately 72,900 rentable square feet and is 100% leased to nine tenants. One tenant, Harris Teeter, LLC ("Harris Teeter"), represents approximately 79.1% of the rentable square feet and 61.8% of the annualized rental income of the property. The lease to Harris Teeter contains approximately 58,000 rentable square feet, commenced in 2004, has a 22-year term and expires in 2026. The lease contains six renewal options of five years each. The lease contains no rental escalations during the initial term. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.5 million.

There are currently four other shopping centers in the area that we believe are primarily competitive with Heritage Station. Property taxes paid on Heritage Station for 2015 were approximately $0.1. Heritage Station was subject to a 2015 tax rate of approximately 1.1% of its assessed value of approximately $9.8 million.

Oak Park Village

Oak Park Village contains approximately 64,300 rentable square feet and is 100% leased to six tenants. One tenant, HEB Grocery Company, LP ("HEB"), represents approximately 84.4% of the rentable square feet and 53.2% of the annualized rental income of the property. The lease to HEB contains approximately 54,300 rentable square feet, commenced in 1995, has a 25-year term and expires in 2020. The lease contains one renewal option of five years. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.4 million.

There are currently three other shopping centers in the area that we believe are primarily competitive with Oak Park Village. Property taxes paid on Oak Park Village for 2015 were approximately $0.2 million. Oak Park Village was subject to a 2015 tax rate of approximately 2.5% of its assessed value of approximately $6.1 million.

Champions Village

Champions Village contains approximately 403,500 rentable square feet and is 85.7% leased to fifty one tenants. Two tenants, Randall's Food Markets ("Randall's") and Stein Mart ("Stein Mart"), represent approximately 25.5% of the rentable square feet and 10.6% of the annualized rental income of the property.

The lease to Randall's contains approximately 61,600 rentable square feet, commenced in 1974, has a 45-year term and expires in 2019. The lease contains one renewal options of five years. The lease contains no rental escalations during the initial term or any of the renewal options. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.1 million.

The lease to Stein Mart contains approximately 41,500 rentable square feet, commenced in 1994, has a 27-year term and expires in 2021. The lease contains one renewal options of five years. The lease contains no rental escalations during the initial term. The lease is net whereby the tenant is required to pay its pro rata share of common area maintenance, insurance and real estate taxes subject to certain exceptions. The annualized base rental income for the initial lease term is approximately $0.3 million.

There are currently two other shopping centers in the area that we believe are primarily competitive with Champions Village. Property taxes paid on Champions Village for 2015 were approximately $1.1. Champions Village was subject to a 2015 tax rate of approximately 2.5% of its assessed value of approximately $44.8 million.

General

The historical occupancy rate (determined by the total rentable square fee actually occupied at the specified point in time indicated) for each of the Acquired Properties for the last five years is as follows:

	Thompson Bridge	Cherokee Plaza	Sandy Plains	Parkland	University Palms	Heritage Station	Oak Park Village	Champions Village
At December 31, 2015	97.3%	100.0%	93.2%	100.0%	100.0%	98.3%	100.0%	80.1%
At December 31, 2014	97.3%	100.0%	93.2%	100.0%	94.5%	96.0%	94.7%	84.2%
At December 31, 2013	97.3%	97.1%	93.2%	93.7%	100.0%	96.1%	100.0%	93.7%
At December 31, 2012	94.8%	100.0%	94.8%	98.6%	95.9%	98.3%	100.0%	94.3%
At December 31, 2011	93.2%	85.8%	93.2%	95.6%	92.7%	98.3%	100.0%	89.1%

The average historical effective net annual rental rate per square foot (determined by taking total rent, including common area maintenance, taxes and insurance, divided by rentable square footage) at each of the Acquired Properties is as follows:

	Thompson Bridge	Cherokee Plaza	Sandy Plains	Parkland	University Palms	Heritage Station	Oak Park Village	Champions Village
At December 31, 2015	$16.1	$23.5	$17.2	$17.6	$14.8	$13.4	$12.9	$14.5
At December 31, 2014	$15.9	$22.2	$16.9	$17.1	$17.0	$13.2	$12.0	$15.7
At December 31, 2013	$15.4	$22.2	$16.2	$16.8	$16.2	$11.7	$12.7	$15.8
At December 31, 2012	$15.0	$19.5	$16.0	$16.9	$15.4	$13.3	$12.6	$14.9
At December 31, 2011	$15.1	$21.6	$16.0	$16.7	$14.7	$13.1	$12.8	$13.9

We currently plan to make approximately $0.9 million in aggregate capital improvements to the Acquired Properties within the first two years of ownership and intend to put in place a more definitive plan for capital improvements closer to the closing date for the acquisitions. The Company currently anticipates there will be increases to the property taxes for 2016 and future years due to increased assessments that may occur in the future.

We expect that the initial basis in each of the Acquired Properties for federal income tax purposes will be equal to the purchase price allocated to each Acquired Property based on the third party appraisals to be performed prior to completing the acquisitions. We plan to depreciate each of the Acquired Properties for federal income tax purposes on a straight-line basis using an estimated useful life of 27.5 years. Upon our acquisition, we believe that each of the Acquired Properties will be adequately insured.

The Company expects to fund the acquisition of the Acquired Properties with planned debt financing for each Acquired Community and a combination of the following: (i) cash on hand; (ii) borrowings under the Company's senior secured credit facility with KeyBank National Association; (iii) bridge-debt financing; and (iv) net proceeds from additional issuances of our securities.

We currently are seeking quotes and applications from a variety of lenders to provide a non-recourse first mortgage loan on each of the Acquired Properties (the "New Loans") at between 50% and 65% of the purchase price, or approximately an aggregate of $97.6 million for all of the Acquired Properties other than Champions Village. We expect each of the New Loans, excluding the New Loans for Cherokee Plaza and Parkland, will mature in ten years, will be non-recourse to the borrower, and will bear interest at a fixed rate of approximately 3.45%. We expect the New Loan for Cherokee Plaza to be non-recourse to the borrower, will mature in five years, and will bear interest at a floating rate of approximately 2.00% over the 30-Day LIBOR rate. We expect the New Loan for Parkland to be non-recourse to the borrower, will mature in seven years, and will bear interest at a fixed rate of approximately 4.5% per annum. We expect each of the New Loans will amortize over a 25-year term for the stated term of the New Loans. We expect each New Loan will only be secured by its respective Acquired Property and there will be no loan guaranties by the Company or PAC-OP. We plan to pursue debt options for Champions Village upon the expiration, or Hines REIT's waiver, of the option to exclude Champions Village. In connection with the financing of the acquisition of the Acquired Properties other than Champions Village, Preferred Apartment Advisors, LLC, a Delaware limited liability company ("PAA"), an affiliate of the Company, will receive a loan coordination fee equal to 1.6% of the amount of the debt placed in connection with the acquisition of the Acquired Properties, or approximately $1.56 million. In the event the Company acquires Champions Village, PAA will receive a loan coordination fee equal to 1.6% of the amount of the debt placed in connection with the acquisition of Champions Village.

The foregoing description of the Purchase Contracts, including all amendments, is qualified in its entirety by reference to the Purchase Contracts and related amendments, copies of each which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this Current Report on Form 8-K are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 9, 2016 and our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 14, 2016, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this Current Report on Form 8-K is as of the date of such report. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of June 24, 2016 (TX)
10.2	Agreement of Sale and Purchase between HR Venture Properties I LLC, HR Parkland LLC and New Market Properties, LLC dated as of June 24, 2016 (FL)
10.3	Agreement of Sale and Purchase between HR Venture Properties I LLC, HR Thompson Bridge LLC and New Market Properties, LLC dated as of June 24, 2016 (GA)
10.4	Agreement of Sale and Purchase between HR Heritage Station LLC and New Market Properties, LLC dated as of June 24, 2016 (NC)
10.5	First Amendment to Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of July 8, 2016 (TX)
10.6	Second Amendment to Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of July 11, 2016 (TX)
10.7	Third Amendment to Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of July 12, 2016 (TX)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: July 15, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary